As filed with the Securities and Exchange Commission on December 16, 2019

Registration No. 333-222208

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 4 to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AERKOMM INC.

(Exact name of registrant as specified in its charter)

Nevada	4899	46-3424568
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

923 Incline Way #39

Incline Village, NV 89451

(877) 742-3094

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Wun

Chief Executive Officer

Aerkomm Inc.

923 Incline Way #39

Incline Village, NV 89451

(877) 742-3094

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Louis A. Bevilacqua, Esq. BEVILACQUA PLLC 1050 Connecticut Avenue NW, Suite 500 Washington, DC 20036 (202) 869-0888	Fang Liu, Esq. Mei & Mark LLP 818 18th Street NW, Suite 410 Washington, DC 20006-3506 (888) 860-5678

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This post-effective amendment will become effective on such date as the Commission may determine under Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 4 relates to the Registration Statement on Form S-1 (No. 333-222208) originally filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2017 and declared effective by the SEC on April 13, 2018 (the “Registration Statement”), as amended to date, of Aerkomm Inc. (the “Registrant”).

This Post-Effective Amendment No. 4 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 4, all of the remaining unsold shares registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 16, 2019.

AERKOMM INC.

By:	/s/ Jeffrey Wun
Jeffrey Wun
President and Chief Executive Officer

By:	/s/ Y. Tristan Kuo
Y. Tristan Kuo
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities.

Signature	Title	Date

/s/ Jeffrey Wun	Chairman, Chief Executive Officer and President (Principal Executive Officer)	December 16, 2019
Jeffrey Wun

/s/ Y. Tristan Kuo	Chief Financial Officer (Principal Financial and Accounting Officer)	December 16, 2019
Y. Tristan Kuo

*	Director	December 16, 2019
Raymond Choy

*	Director	December 16, 2019
Jan-Yung Lin

*	Director	December 16, 2019
Colin Lim

*	Director	December 16, 2019
Chih-Ming (Albert) Hsu

*	Director	December 16, 2019
James J. Busuttil

*	Director	December 16, 2019
Richmond Akumiah

*	By:	/s/ Y. Tristan Kuo
Y. Tristan Kuo
Attorney-In-Fact